Exhibit 99.1

ClearPoint Reports Revenues of $54.3 Million for the second quarter,

a 71% Increase Year-Over-Year

Adds 85 New Customers

Expedited Implementation of Plan to Recurring Revenue, Technology Driven Model

Converted Branches to Franchise Network: I-Labor

CHALFONT, Pa., Aug.14 /PRNewswire-FirstCall/ — ClearPoint Business Resources, Inc. (Nasdaq: CPBR—News), a leading Workforce Management and VMS provider, today announced its financial results for its fiscal second quarter ended June 30, 2007.

Second Quarter Financial and Business Highlights:

•	Revenue of $54.3 million, an increase of $22.6 million or 71.2% on a year-over-year basis.

•	Net loss of $2.0 million, an increase from a $0.3 million loss in the second quarter of 2006.

•	Added 85 new customers; 58 new eMgate customers, and 27 new contract wins for the I-Labor network.

•

ClearPoint received new and repeat business from several large notable customers, including one of the nation’s largest drugstore chains, the leading provider of comprehensive waste management services in North America, and the nation’s top selling brand of natural and organic convenience foods.

ClearPoint expedites plan to expand base of recurring revenue

•	Transformation of staffing business to Franchise model.

•	Integration and consolidation of recent acquisitions, providing compelling mix of workforce solutions for large and mid-market customers.

•	Increased HRO business to small businesses nationwide.

Impact of going “Branchless”

The I-Labor Network provides the Company with the ability to offer temporary staffing services through a network of franchisees and affiliates of ClearPoint. ClearPoint began moving its branches towards a franchise model in the second quarter, which enables it to keep focus on recurring revenue business rather than the day to day staffing businesses. Upon the completion of the I-Labor Network (expected to be completed in the third quarter of 2007) the franchisees and affiliates will operate more than 50 locations and the Company will maintain approximately 10 locations from which it will operate the lines of business discussed above.

During this transition ClearPoint incurred restructuring expenses which relate to future expenses such as severances, and future office lease expenses. The restructuring expenses in the second quarter financials are approximately $2.9 million. In addition the Company has many expenses that are non-recurring based on the fact that it reduced the number of operating locations from 60 down to 10.

Addressing the recent business developments, Chief Executive Officer of ClearPoint Michael Traina commented, “The franchising of our branch based business, dubbed I-Labor Network, began to take hold with two agreements in the last month. KOR, previously mentioned in an 8-K, has franchised our Northern California branches that are not related to transportation operations, agreeing to pay a 4.5% weekly royalty on gross revenue. On Monday, Todd Warner, a former officer of ClearPoint, signed an agreement to franchise our nationwide transportation business, on behalf of TZG Enterprises, LLC (“TZG”), a company controlled by Mr. Warner. The licensing agreement for TZG calls for a 6.0% royalty to be paid on gross revenue. The I-Labor Network will result in substantial reduction of operating expenses for ClearPoint. We will delve into both the go forward financial ramifications of these types of agreements on our conference call.”

Key Metric: Management of Workforce Spend

The essence of ClearPoint’s business model is to generate fee income from by managing its client’s workforce. For large customers with more than 500 employees, ClearPoint will typically manage a certain component of the workforce such as the contingent workforce. For small businesses, ClearPoint may manage the entire workforce pursuant to an outsourcing relationship. ClearPoint is always seeking to increase the amount of workforce spend that it manages within its various business lines.

Set forth below is a hypothetical example of the amount of workforce spend, that ClearPoint projects to manage on a weekly basis (“Weekly Managed Spend”) within each business line and a projected estimate of the respective fee income generated by ClearPoint:

Business Line	Projected Weekly Managed Spend	Projected Est’d Fee Income
• Franchise Royalties (I-Labor Network):	$2.4 Million	4-8%
• VMS and HRO Solutions (eMgate Technology):	$2.5 Million	2-4%
• Large & Mid Size Business Workforce Solutions:	$0.8 Million	12-20%

The “Weekly Managed Spend” is a management operating statistic and not a GAAP term nor indicative of the amount of net revenue recognized by ClearPoint on a financial basis which will be controlled by GAAP. The Estimated Fee Income is representative of the estimated amount of gross profit that ClearPoint would recognize on a GAAP gross profit basis.

At the current levels of Weekly Managed Spend, ClearPoint estimates that operating expense for these business lines will be approximately 55% of the Gross Profit generated by the respective business lines. As the amount of Weekly Managed Spend increases, the Company’s goal is to have the operating expenses equal less than 50% of the Gross Profit. For example, if ClearPoint were able to generate $6 million in gross profit for a particular quarter under this model, its target operating costs would be approximately $2.8 million.

Results for the Second Quarter and First Six Months

Revenues for the second quarter of 2007 were $54.3 million, a $22.6 million or 71% increase compared with the second quarter of 2006.

Mike Traina, Chief Executive Officer of ClearPoint remarked, “Our eMgate Solutions were successful in securing new, contracted business, and growing the system revenue. eMgate refers to the umbrella of business segments where we apply our RoadMap consulting services in order to help customers create a more cost efficient and productive human workforce solution. We have made the strategic decision to expedite the franchising of our branch based business, dubbed “I-Labor Network”, where the franchisees will have access to our billing technology, productivity and performance tracking, and sales capabilities.”

ClearPoint recognized record gross profit dollars for the second quarter of 2007 of $7.8 million, or a gross profit margin of 14.5% compared with gross profit of $5.2 million, or a gross profit margin of 16.6% for the second quarter of 2006. The gross margins were negatively impacted by an increase in HRO revenue which is lower margin business.

“The evolution of our business model will reduce the gross profit margins, while allowing a higher rate of flow through to the bottom line, and result in higher operating profit and net earnings”, stated Michael Traina, CEO of ClearPoint.

Operating loss for the company was $4.5 million for the quarter with operating expenses increasing 182% year over year to $12.4 million. The increase in operating expenses is largely attributable to $2.8 million in one-time restructuring charges and $5.5 million in operating expenses associated with the ASG acquisition.

Net loss for the second quarter of 2007, as reported in accordance with U.S. generally accepted accounting principles (GAAP), was $2.0 million, or $0.15 per basic and diluted share, compared with a net loss $0.3 million or $0.05 per diluted share in the second quarter of 2006.

For the first six months of 2007, revenues totaled $87.2 million. The increase of $31.7 million, or 57.1% on a year-over-year basis include approximately $28.6 million from ClearPoint Advantage LLC, and $3 million from increases in revenue from transportation and logistics operations, as well as the company’s expanded offering from human resource outsourcing.

Gross profit for the first six months of 2007 was $13.7 million, or a gross profit margin of 15.8% compared with gross profit of $9.7 million, or a gross profit margin of 17.5% for the same period last year.

Operating expenses for the six month period were $20.6 million, an increase from the year ago period of $8.6 million. Six month 2007 loss from operations was $4.5 million compared to income from operations in the 2006 six month period of $1.2 million.

Net loss for the first six months of 2007 as reported in accordance with U.S. GAAP, was $6.3 million, or $0.54 per share, compared with a net loss of $0.8 million or $0.13 per basic and diluted share in the first six months of 2006.

Mr. Traina concluded, “Our first six months have been eventful as a public company and we believe we are poised to capitalize on the myriad of opportunities that are before us including the estimated 55% of staffing buyers that will adopt a VMS by 2009 according to the 2007 VMS Marketplace Profile conducted by Staffing Industry Analysts. This evolution in our business model is a key step in becoming a leading provider of human capital technology and consultative solutions. As this evolution is completed, we expect to capitalize on the trend toward outsourcing in the human capital industry.”

Conference Call Information

As previously announced, ClearPoint will hold a conference call to discuss the second quarter 2007 results at 5 p.m. ET on Tuesday, August 14th, 2007. Interested parties may access the call toll free by calling (866) 328-4270 from within the United States, or (480) 293-1744 if calling internationally, approximately five minutes prior to the start of the call. A replay will be available through August 21st 2007, and can be accessed by dialing (800) 406-7325 (U.S.) or (305) 590-3030 (International), PIN: 3767129. This call is being web cast by ViaVid Broadcasting and can be accessed at ClearPoint’s website at www.clear-point.com. The web cast may also be accessed at ViaVid’s website at www.viavid.net. The web cast can be accessed for 30 days after the call on either site. To access the web cast, you will need to have the Windows Media Player on your desktop. For the free download of the Media Player please visit: http://www.microsoft.com/windows/windowsmedia/en/download/default.asp.

For more information about ClearPoint, visit www.clear-point.com.

CLEARPOINT BUSINESS RESOURCES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the three months ended June 30,		For the six months ended June 30,
	2007	2006	2007	2006
REVENUES	$54,393,938	$31,780,314	$87,243,072	55,539,401
COST OF SERVICES	46,524,565	26,503,715	73,466,799	45,793,624

GROSS PROFIT	7,869,373	5,276,599	13,776,273	9,745,777

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	8,086,079	3,594,345	15,190,856	7,028,997
RESTRUCTURING EXPENSES	2,852,000	—	2,852,000	—
DEPRECIATION AND AMORTIZATION EXPENSE	1,387,188	754,554	2,525,923	1,530,773

INCOME (LOSS) FROM OPERATIONS	(4,455,894)	927,700	(6,792,506)	1,186,007

OTHER INCOME (EXPENSE)
Other income	527,732	10,663	654,385	17,245
Interest (expense)	(536,571)	(971,838)	(1,097,813)	(1,793,587)
Interest (expense) on warrant liability	—	—	—	(114,724)
Other (expense)	(438,526)	(20,000)	(438,526)	(20,000)
Prepayment penalty on early retirement of debt	—	—	(1,949,928)	—

TOTAL OTHER INCOME (EXPENSE)	(447,365)	(981,175)	(2,831,882)	(1,911,066)

LOSS BEFORE INCOME TAX EXPENSE (BENEFIT)	(4,903,259)	(53,475)	(9,624,388)	(725,059)
INCOME TAX EXPENSE (BENEFIT)	(2,918,123)	263,769	(3,392,739)	33,968

NET LOSS	$(1,985,136)	$(317,244)	(6,231,649)	$(759,027)

LOSS PER COMMON SHARE
Basic and Diluted	$(0.15)	$(0.05)	$(0.54)	$(0.13)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and Diluted	13,208,916	6,051,549	11,521,554	6,051,549

CLEARPOINT BUSINESS RESOURCES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	June 30, 2007	December 31, 2006
	(Unaudited)	(Audited)
CURRENT ASSETS
Cash and cash equivalents	$4,321,617	$499,654
Accounts receivable, net of allowance for doubtful accounts of $548,000 and $405,000 at June 30, 2007 and December 31, 2006, respectively	23,338,691	11,198,359
Unbilled revenue	1,428,227	2,055,511
Prepaid expenses and other current assets	4,848,654	1,584,670
Deferred income taxes	2,857,145	157,950

TOTAL CURRENT ASSETS	36,794,334	15,496,144
EQUIPMENT, FURNITURE AND FIXTURES, net	1,548,226	650,568
INTANGIBLE ASSETS, net	7,728,503	2,455,452
GOODWILL	16,821,586	255,586
DEFERRED INCOME TAXES, net of current portion	1,335,984	570,795
DEFERRED FINANCING COSTS, net	125,781	399,463
OTHER ASSETS	3,372,924	2,424,950

TOTAL ASSETS	$67,727,338	$22,252,958

CLEARPOINT BUSINESS RESOURCES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

	June 30, 2007	December 31, 2006
	(Unaudited)	(Audited)
CURRENT LIABILITIES
Current portion of long-term debt	$600,000	$—
Current portion of notes payable	2,308,253	450,000
Accounts payable	2,859,134	1,719,696
Accrued expenses and other current liabilities	5,608,624	2,064,379
Accrued payroll and related taxes	8,430,528	2,124,008
Retirement benefit payable	77,257	68,065
Current portion of accrued restructuring costs	1,098,080	—

TOTAL CURRENT LIABILITIES	20,981,876	6,426,148
REVOLVING CREDIT FACILITY	17,768,310	—
ACCRUED RESTRUCTURING COSTS, net of current	1,753,920	—
LONG-TERM DEBT, net of current	3,540,000	13,755,255
NOTES PAYABLE OTHER, net of current	523,533	—
NOTES PAYABLE-STOCKHOLDERS	1,200,000	1,210,000
LIABILITY FOR WARRANTS ISSUED	—	3,291,775
RETIREMENT BENEFIT PAYABLE, net of current	268,281	283,911

TOTAL LIABILITIES	46,035,920	24,967,089

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	21,691,418	(2,714,131)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$67,727,338	$22,252,958

About ClearPoint:

ClearPoint Business Resources, Inc is a leading Workforce Management Solutions provider to clients ranging from small businesses to Fortune 500 companies. Our I-Labor Network of franchises and affiliates provide customized workforce solutions with performance based deliverables, creating increased productivity. The Company’s services can streamline and optimize the complex processes involved in the procurement and management of a contingent workforce. ClearPoint’s proprietary suite of technology provides a cutting human capital portal that allows companies to manage their workforce in one click. This unique approach involving their specialized consultant teams puts ClearPoint at the forefront of the rapidly evolving Human Capital industry.

For more information about ClearPoint, visit www.clear-point.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve risks and uncertainties that could cause results or outcomes to differ materially from those expressed in the forward-looking statements. Forward-looking statements may include, without limitation, statements relating to ClearPoint’s plans, strategies, objectives, expectations and intentions and are intended to be made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “should,” “could,” “seek,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. The risks and uncertainties discussed in the section “Risk Factors” included in the reports filed by ClearPoint with the SEC should be considered in evaluating ClearPoint’s forward-looking statements. Such risk factors could cause actual results to differ materially from those in the forward-looking statements. You should not place undue reliance on ClearPoint’s forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and ClearPoint undertakes no obligation to update or revise any forward-looking statements.

Contact Information:

Investor:	Company:

Bryan Kobel	Chris Ferguson, President
Hayden Communications	ClearPoint Business Resources, Inc.
(646) 383-7621	(215) 997-7710
Bryan@haydenir.com	CFerguson@clear-point.com